EXHIBIT 10.1

GOLDEN MINERALS COMPANY

AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

1.              PURPOSES.

(a)            Background. The Company originally established this Plan effective as of March 4, 2009 (the “Effective Date”).  The Company hereby adopts this amended and restated Plan effective as of May 22, 2014 (the “Restatement Date”).

(b)            Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are the Employees, Directors, Officers and Consultants of the Company and its Affiliates.

(c)            Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) restricted Common Stock, (iv) unrestricted Common Stock, (v) stock appreciation rights, (vi) restricted stock units, and (vii) other stock awards.

(d)            General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.              DEFINITIONS.

(a)            “Affiliate” means any entity that controls, is controlled by, or is under common control with the Company.

(b)            “Board” means the Board of Directors of the Company.

(c)            “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(d)            “Committee” means a pre-existing or newly formed committee of members of the Board appointed by the Board in accordance with subsection 3(c).

(e)            “Common Stock” means the Company’s common stock par value US$0.01.

(f)             “Company” means Golden Minerals Company, a Delaware corporation.

(g)            “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.

(h)            “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, Officer or Consultant, is not interrupted or terminated.  Unless otherwise provided in a Stock Award Agreement or Option Agreement, as applicable, the Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director, Officer or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service to the Company or an Affiliate as an Employee, Director, Officer or Consultant.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate may not constitute an interruption of Continuous Service.  The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

(i)             “Covered Employee” means a “covered employee” as determined for purposes of Section 162(m) of the Code.

(j)            “Director” means a member of the Board of Directors of the Company.

(k)            “Disability” means the Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively the duties and obligations to the Company and its Affiliates performed by such person immediately prior to such disability for a period of at least six (6) months, as determined in the good faith judgment of the Board.

(l)             “Dollars” or “$” or “US$” means United States dollars.

(m)           “Employee” means any individual employed by the Company or an Affiliate.  Service as a Director or payment of a director’s fee by the Company or an Affiliate alone shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(n)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)            “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)             If the Common Stock is listed on any established stock exchange in the United States, the Fair Market Value of a share of Common Stock shall be the closing sales price for such share (or the closing bid, if no sales were reported) as quoted on such exchange  (or the exchange  with the greatest volume of trading in Common Stock if such shares are traded on more than one such exchange) on the day of determination, as reported by such exchange or such other source as the Board reasonably deems reliable.

(ii)            In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board using a reasonable valuation method in accordance with Treas. Reg. Section 1.409A-1(a)(5)(iv)(B) or any successor thereto.

(p)            “Incentive Stock Option” means an Option designated as an incentive stock option in an Option Agreement and that is granted in accordance with the requirements of, and that conforms to the applicable provisions of, Section 422 of the Code.  Notwithstanding anything herein to the contrary, no Option shall be treated as an “incentive stock option” within the meaning of Section 422 of the Code unless the Plan has been (i) approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code or (2) a determination has been made by the Committee that the method of adoption and approval of the Plan meets the shareholder approval requirements of Section 422 of the Code.  Notwithstanding the foregoing, any Option intended to be an incentive stock option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a nonqualified stock option unless and until such approval is obtained.

(q)            “Independent Director” means a Director who is each of the following: (i) a Director who satisfies the definition of Independent Director or similar definition under the applicable United States stock exchange rules and regulations upon which the Common Stock is traded from time to time;  (ii) a Director who either (A) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (B) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code; and (iii) a Director who is a “Non-Employee Director,” as defined from time to time for purposes of Section 16 of the Exchange Act.

(r)            “Nonqualified Stock Option” means an Option that is not designated in an Option Agreement as an Incentive Stock Option or was not granted in accordance with the requirements of or does not otherwise conform to the applicable provisions of Section 422 of the Code.

(s)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)             “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

(u)            “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.

(v)             “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(w)            “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x)            “Plan” means this Amended and Restated Golden Minerals Company 2009 Equity Incentive Plan.

(y)            “Retirement” means the Employee’s termination of employment from the Company and its Affiliates and a cessation of work in the Employee’s profession, as determined by the Committee after considering all of the facts and circumstances that it deems pertinent, (i) on or after attaining age 55 and completing at least ten (10) years of service; or (ii) on or after attaining age 62.

(z)            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aa)          “Securities Act” means the Securities Act of 1933, as amended.

(bb)          “Stock Award” means any right granted under the Plan in the form of an Option, restricted Common Stock, unrestricted Common Stock, a stock appreciation right, restricted stock unit, or other stock award.

(cc)          “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award (other than an Option) evidencing the terms and conditions of an individual Stock Award grant.

(dd)          “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or any subsidiary corporation, both as defined in Section 424 of the Code.

3.              ADMINISTRATION.

(a)            Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).  The Board may, at any time and for any reason in its sole discretion, rescind some or all of such delegation.

(b)            Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)             To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)            To construe and interpret the Plan, Stock Awards granted under it, Option Agreements and Stock Award Agreements, and to establish, amend and revoke rules and regulations for their administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement or Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)          To amend the Plan, a Stock Award, a Stock Award Agreement or an Option Agreement as provided in Section 12.

(iv)           Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)            Delegation to Committee.

(i)             General.  The Board may delegate administration of the Plan and its powers and duties thereunder, or any portion thereof, to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  Upon such delegation, the Committee shall have the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be deemed to include the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except respecting matters under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any rules or regulations issued thereunder, which are required to be determined in the sole discretion of the Committee.

(ii)            Committee Composition.  A Committee shall consist solely of two or more Independent Directors.  Within the scope of its authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Independent Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who are not Independent Directors or to the Company’s Chief Executive Officer the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)            Effect of Board’s Decision; No Liability.  All determinations, interpretations and constructions relating to this Plan made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.  No member of the Board or any Committee or any person to whom duties hereunder have been delegated, including any member of any committee or subcommittee, shall be liable for any action, interpretation or determination made in good faith, and such persons shall be entitled to full indemnification and reimbursement consistent with applicable law and in the manner provided in the Company’s Memorandum and Articles of Association, as the same may be amended from time to time, or as otherwise provided in any agreement between any such member and the Company.

4.              STOCK SUBJECT TO THE PLAN.

(a)            Stock Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate ten percent (10%) of the Company’s outstanding shares of Common Stock, as of the grant date, including without limitation, Common Stock issuable upon exercise of conversion of outstanding warrants, rights, or other exercisable or convertible securities (other than Stock Awards).  Stock appreciation rights provided for in Section 7(b) hereof that are payable only in cash will not reduce the number of Common Stock available for Stock Awards granted under the Plan.  The Common Stock that may be issued pursuant to Incentive Stock Options shall not exceed in the aggregate ten percent (10%) of the Company’s outstanding Common Stock, as of the Restatement Date, including without limitation , Common Stock issuable upon exercise of conversion of outstanding warrants, rights, or other exercisable or convertible securities (other than Stock Awards).

(b)            Reversion of Stock to the Stock Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.  The Committee may adopt reasonable counting procedures to ensure appropriate counting for purposes of determining the number of shares of Common Stock remaining in the stock reserve.

(c)            Source of Stock.  The Common Stock subject to the Plan may be either authorized and unissued stock or reacquired stock, bought on the market or otherwise, in the discretion of the Board.

5.              ELIGIBILITY.

(a)            Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, Officers and Consultants; provided, however, that Options may only be granted to individuals with respect to whom the Common Stock qualifies as “service-recipient stock” for purposes of Section 409A of the Code.

(b)            Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)            Limitations on Options and Stock Appreciation Rights.  No Participant that is or is expected to be a Covered Employee shall be eligible to be granted Options or stock appreciation rights covering more than 2,000,000 shares of Common Stock during any calendar year.

(d)            Consultants.

(i)             A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“ Form S-8 “) is not available to register a resale of the Company’s securities issued to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Board determines both (i) that such grant (A) shall be registered in another manner under the Securities Act ( e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)            Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.              OPTION PROVISIONS.

Each Option Agreement shall be subject to the terms and conditions of this Plan.  Each Option and Option Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical.

(a)            Provisions Applicable to All Options.

(i)             Exercise Price.  Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(ii)            Exercise.  The exercise price of Common Stock acquired pursuant to an Option shall be paid in by such methods and procedures as the Board determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(iii)          Vesting Generally.  In the discretion of the Board, the total number of shares of Common Stock subject to an Option may (A) vest, and therefore become exercisable, in periodic installments that may, but need not, be equal, or (B) be fully vested at the time of grant.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions, if any, of individual Options may vary and shall be set forth in the applicable Option Agreement.  The provisions of this subsection 6(a)(iii) are subject to any Option Agreement provisions governing the minimum number of Common Stock as to which an Option may be exercised.

(iv)           Termination of Continuous Service.  Unless otherwise provided in the Option Agreement, (i) effective for Options granted prior to the Restatement Date, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability, Retirement or as a result of a Change of Control), all Options held by the Optionholder shall immediately terminate; provided , however , if an Optionholder’s Continuous Service is terminated for reasons other than for cause, as determined by the Board in its discretion, all vested Options held by such person shall continue to be exercisable until the earlier of the expiration date of such Option or 180 days after the date of such termination, and (ii) effective for Options granted on or after the Restatement Date, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability, Retirement or as a result of a Change of Control), all Options held by the Optionholder shall immediately terminate; provided , however, if an Optionholder’s Continuous Service is terminated voluntarily by the Participant, all vested Options held by such person shall continue to be exercisable until the earlier of the expiration date of such Option or 90 days after the date of such termination, and if an Optionholder’s Continuous Service is terminated by the Company for reasons other than for cause, as determined by the Board in its discretion, all vested Options held by such person shall continue to be exercisable until the earlier of the expiration date of such Option or 180 days after the date of such termination.  All such vested Options not exercised within the period described in the preceding sentence shall terminate.  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is exercised after the date which is three months following the date the Optionholder’s employment with the Company is terminated, other than as a result of Disability or death, such Incentive Stock Option shall be treated as a Nonqualified Stock Option, but all other terms and provisions of such Option shall remain the same.

(v)             Disability or Death of Optionholder.  Unless otherwise provided in the Option Agreement, in the event that an Optionholder’s Disability or death, all unvested Options shall immediately terminate, and all vested Options held by such person shall continue to be exercisable until the earlier of 12 months after the date of such Disability or death or the expiration date of such Options.  All such vested Options not exercised within such 12-month period shall terminate.

(vi)           Retirement.  Unless otherwise provided in the Option Agreement, in the event of the Optionholder’s Retirement, all unvested Options shall automatically vest on the date of such Retirement and all Options shall be exercisable until the earlier of 24 months after such Retirement date or the expiration date of such Options.  All such Options not exercised within the period described in the preceding sentence shall terminate.  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is exercised after the date which is three months following the date the Optionholder’s employment with the Company is terminated, other than as a result of Disability or death, such Incentive Stock Option shall be treated as a Nonqualified Stock Option, but all other terms and provisions of such Option shall remain the same.

(b)            Provisions Applicable to Incentive Stock Options.

(i)                                    Term.  Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.  Further, no grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the date of the satisfaction of the stockholder approval provisions of Section 422(b)(1) of the Code.

(ii)                                Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(iii)                            Incentive Stock Option $100,000 Limitation.  Notwithstanding any other provision of the Plan or an Option Agreement, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder in any calendar year, under the Plan or any other option plan of the Company or its Affiliates, shall not exceed $100,000.  For this purpose, the Fair Market Value of the Common Stock shall be determined as of the time an Option is granted.  The Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options but all other terms and provisions of such Options shall remain the same.

(iv)                             Disposition During the Holding Period.  Any participant who disposes of Common Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option, or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

(c)                                  Provisions Applicable to Nonqualified Stock Options.

(i)                                    Transferability of a Nonqualified Stock Option. A Nonqualified Stock Option shall be transferable, if at all, to the extent provided in the Option Agreement.  If the Option Agreement does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

7.                                      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)                                 Restricted and Unrestricted Common Stock Awards.  Each Stock Award Agreement evidencing a grant of restricted or unrestricted Common Stock shall be in such form and shall contain such restrictions, terms and conditions, if any, as the Board shall deem appropriate and shall be subject to the terms and conditions of this Plan.  The terms and conditions of restricted Common Stock awards may change from time to time, and the terms and conditions of separate restricted Common Stock awards need not be identical, but each Stock Award Agreement evidencing a grant of restricted or unrestricted Common Stock shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  A restricted or unrestricted Common Stock award may be awarded in consideration for past services actually rendered, or for future services to be rendered, to the Company or an Affiliate for its benefit.

(ii)                                Vesting.  Common Stock awarded under the Stock Award Agreement may (A) be subject to a vesting schedule to be determined by the Board (i.e. restricted Common Stock), or (B) be fully vested at the time of grant (i.e. unrestricted Common Stock).

(iii)                            Termination of Participant’s Continuous Service.  Unless otherwise provided in the Stock Award Agreement, in the event a Participant’s Continuous Service terminates prior to a vesting date set forth in the Stock Award Agreement, any unvested restricted Common Stock shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in such restricted Common Stock.  Notwithstanding the foregoing, unless otherwise provided in the Stock Award Agreement, in the event a Participant’s Continuous Service terminates as a result of (A) being terminated by the Company for reasons other than for cause, (B) death, (C) Disability, (D) Retirement, or (E) a Change of Control (subject to the provisions of Section 11(c) hereof), then any unvested restricted Common Stock shall vest immediately upon such date.

(iv)                             Transferability.  Rights to acquire Common Stock under the Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Award Agreement remains subject to the terms of the Stock Award Agreement.

(b)                                 Grant of Stock Appreciation Rights.  Stock appreciation rights to receive in cash (or its equivalent in Common Stock) the excess of the Fair Market Value of Common Stock on the date the rights are surrendered over the Fair Market Value of Common Stock on the date of grant may be granted to any Employee, Director, Officer or Consultant selected by the Board.  A stock appreciation right may be granted (i) in connection and simultaneously with the grant of another Stock Award, (ii) with respect to a previously granted Stock Award, or (iii) independent of another Stock Award.  A stock appreciation right shall be subject to such terms and conditions not inconsistent with this Plan as the Board shall impose and shall be evidenced by a written Stock Award Agreement, which shall be executed by the Participant and an authorized officer of the Company.  The Board, in its discretion, may determine whether a stock appreciation right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Stock Award Agreements evidencing stock appreciation rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.  The Board may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a stock appreciation right that the Participant surrender for cancellation some or all of the Stock Awards previously granted to such person under this Plan or otherwise, provided that such action does not result in a violation of Section 409A of the Code.  A stock appreciation right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Stock Award, may contain such other terms as the Board deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Stock Award.

(c)                                  Restricted Stock Units.  A restricted stock unit, or “RSU,” represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. At the time an award of RSUs is made, the Committee shall establish a period of time during which the restricted stock units shall vest.  An award of RSUs may vest based on the Continued Service of the Participant, the attainment of specified performance goals or targets, or both, and may contain such other terms and conditions (such as delayed or deferred payment dates) as the Committee may determine, subject to the provisions of this Plan.  If (and only if) required by the applicable award agreement, the Company shall pay dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU.  Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates.  The participant shall be paid the amounts or other property credited to such account upon vesting of the RSU.

(d)                                 Other Stock Awards.  The other types of awards that may be granted under this Plan include: (a)  performance stock, performance stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; and (b) any similar securities or awards with a value derived from the value of or related to the Common Stock and/or returns thereon.

8.                                      AVAILABILITY OF STOCK.

During the terms of the Stock Awards, the Company shall keep available at all times the number of Common Stock required to satisfy such Stock Awards.

9.                                      USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.                               MISCELLANEOUS.

(a)                                 Exercise of Awards.  Stock Awards shall be exercisable (to the extent applicable) at such times, or upon the occurrence of such event or events as the Board shall determine at or subsequent to grant.  Stock Awards may be exercised (to the extent applicable) in whole or in part.  Common Stock purchased upon the exercise of a Stock Award shall be paid for in full at the time of such purchase.

(b)                                 Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(c)                                  Stockholder Rights.

(i)                                    Options.  Unless otherwise provided in and upon the terms and conditions in the Option Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Stock subject to an Option unless and until such Participant has satisfied all requirements for exercise of, and has exercised, the Option pursuant to its terms.

(ii)                                Restricted Common Stock.  Unless otherwise provided in and upon the terms and conditions in the Stock Award Agreement, a Participant shall have the right to receive all dividends and other distributions paid or made respecting such restricted Common Stock, provided, however, no unvested restricted Common Stock shall have any voting rights of a stockholder respecting such unvested restricted Common Stock unless and until such unvested restricted Common Stock becomes vested.

(iii)                            Other Stock Awards.  Unless otherwise provided in and upon the terms and conditions in the Stock Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Stock subject to any other Stock Award unless and until such Participant has satisfied all requirements for receiving, and has received, such Common Stock in accordance with such Stock Award.  In the event the Common Stock received is not fully vested, the Participant shall have the rights of a stockholder with respect to such shares of Common Stock as set forth in Section 10(c)(ii), above.

(d)                                 No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted, or any other capacity, or shall affect the right of the Company or an Affiliate to terminate with or without notice and with or without cause (i) the employment of an Employee, (ii) the service of a Consultant to the Company or an Affiliate or (iii) the service of a Director of the Company or an Affiliate.

(e)                                  Withholding Obligations.  If the Company has or will have a legal obligation to withhold the taxes related to the grant, vesting or exercise of the Stock Award, such Award may not be granted, vested or exercised in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company.  To the extent provided by the terms of a Stock Award Agreement or Option Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) tendering a cash payment in Dollars; (ii) authorizing the Company to withhold Common Stock from the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no Common Stock is withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Common Stock.

(f)                                   Substitutions and Repricings.  The Board may, in its discretion, issue new Stock Awards in substitution for outstanding Stock Awards previously granted to Participants, or approve a repricing (within the meaning of U.S. generally accepted accounting practices or any applicable stock exchange rule) of Stock Awards issued under this Plan, provided, however, than no repricing shall be effectuated without the stockholders of the Company expressly approving in advance such repricing.

(g)                                 Listing and Qualification of Stock.  This Plan and the grant and exercise of Stock Awards hereunder, and the obligation of the Company to sell and deliver Common Stock under such Stock Awards, shall be subject to all applicable United States federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of a Stock Award until completion of any stock exchange listing, or other qualification of such Common Stock under any United States federal or state law rule or regulation as the Company may consider appropriate, and may require any individual to whom a Stock Award is granted, such individual’s beneficiary or legal representative, as applicable, to make such representations and furnish such information as the Board may consider necessary, desirable or advisable in connection with the issuance or delivery of the Common Stock in compliance with applicable laws, rules and regulations.

(h)                                 Non-Uniform Determinations.  The Board’s determinations under this Plan (including, without limitation, determinations of the persons to receive Stock Awards, the form, term, provisions, amount and timing of the grant of such Stock Awards and of the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stock Awards under this Plan, whether or not such persons are similarly situated.

(i)                                    409A.  The Board intends that, except as may be otherwise determined by the Committee, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) in order to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder, and this Plan and all award agreements hereunder shall be interpreted accordingly. If the Committee or a Participant determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause the Participant’s award to become subject to Section 409A, then the Committee and the Participant shall work together in good faith to amend the award or award agreement and to take such other action as may be necessary or desirable to comply with the requirements of Section 409A and to preserve the benefits intended to be delivered to the Participant.  Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan

(j)                                    No Restriction on Corporate Action.  The existence of this Plan, the Stock or Option Award Agreements and the Stock Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Affiliate, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Affiliate, (d) any dissolution or liquidation of the Company or any Affiliate, (e) any sale or transfer of all or any part of the assets or business of the Company or any Affiliate, or (f) any other corporate act or proceeding by the Company or any Affiliate. No Participant, beneficiary or any other person shall have any claim under any Stock Award or Stock or Option

Award Agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any Affiliate, as a result of any such action.

(k)                                 Other Company Benefit and Compensation Programs.  Payments and other benefits received by a Participant under a Stock Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Affiliate, except where the Committee expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Stock Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or any Affiliate.

(l)                                    Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(m)                             General Obligation of the Company.  Stock Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Stock Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Affiliates by reason of any Stock Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Affiliate and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Stock Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

11.                               ADJUSTMENTS UPON CHANGES IN STOCK.

(a)                                 Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(b)                                 Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation of the Company with or into any other corporation or entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s outstanding voting power of the surviving entity (or its parent) following the consolidation, merger, or reorganization or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred (individually, a “ Change of Control”), then any unvested Stock Awards shall vest immediately prior to the closing of the Change of Control, and the Board shall have the power and discretion to provide for the Participant’s election alternatives regarding the terms and conditions for the exercise of, or modification of, any outstanding Stock Awards granted hereunder, provided, however, such alternatives shall not affect the then current exercise provisions without such Participant’s consent.  The Board may provide that Stock Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Stock Awards will expire.  The Board may also provide for the payment of cash or property (or combination thereof) in settlement of any Stock Awards upon a Change of Control.  Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.  The provisions of this Section 11(b) shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

12.                               AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)                                 Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan, provided that such amendment does not result in a violation of Section 409A of the Code.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of applicable law (including, without limitation, Section 422 of the Code or Rule 16b-3) or any applicable securities exchange listing requirements.

(b)                                 Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)                                  Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)                                 No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless the Participant consents in writing.

(e)                                  Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless the applicable Participant consents in writing and provided further that such amendment does not result in a violation of Section 409A of the Code.

13.                               TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                 Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the Restatement Date, after which no grants of Stock Awards may be made; provided, that administration of the Plan shall continue in effect until all matters relating to Stock Awards previously granted have been settled.

(b)                                 No Impairment of Rights.  Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

(c)                                  Savings Clause.  This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

14.                               CHOICE OF LAW.

The law of the Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

15.                               PERFORMANCE -BASED COMPENSATION UNDER SECTION 162(m).

Notwithstanding anything herein to the contrary, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (other than Options or stock appreciation rights) shall be established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance criteria shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets; provided that the Committee may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m). The applicable performance measurement period may not be less than 3 months nor more than 10 years.

(a)                                 Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business segment, subsidiary or Affiliate, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the applicable Option Agreement or Stock Award Agreement: revenue; revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow, cash flow per share or cash flow from operations; return on capital; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); financing and other capital raising transactions (including sales of the Company’s equity or debt securities); implementation, completion or attainment of objectives with respect to exploration, development, production or costs, acquisitions and divestitures, operational objectives, including those relating to environmental, health and safety requirements, recruiting and maintaining personnel, and joint venture or similar arrangements.

(b)                                 Certification.  Before payment of any compensation under a Stock Award (other than an Option or stock appreciation right) intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify, in writing, the extent to which any Qualifying Performance Criteria and any other material terms under such Stock Award have been satisfied (other than in cases where such relate solely to the price of Common Stock).

(c)                                  Discretionary Adjustments Pursuant to Section 162(m).  Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of a Stock Award to Covered Employees, the number of shares of Common Stock or other benefits granted, issued, retained, or vested under a Stock Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.  In addition, in the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit the Committee discretion to alter the Qualifying Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.  Furthermore, in the event that the Committee determines that it is advisable to grant Stock Awards that shall not qualify as performance-based compensation and/or to amend previously granted Stock Awards in a way that would disqualify them as performance-based compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on performance measures other than those set forth above and/or make such amendments.

(d)                                 Compensation Limitations.  The maximum aggregate number of shares of Common Stock that may be issued to any Participant pursuant to Stock Awards (other than Options or stock appreciation rights) intended to qualify as performance based compensation under Section 162(m) of the Code shall not exceed 500,000 shares.